Exhibit 99.1

420 Lexington Avenue  •  New York, NY  10170  •  (212) 869-3000  •  FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000
sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS THIRD QUARTER 2006 RESULTS

NEW YORK, November 2, 2006 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and nine months ended September 30, 2006.

Total rental revenues for the third quarter of 2006 were $113.0 million as compared with $111.5 million in the third quarter of 2005.  Net income available to common stockholders was $27.9 million, or $0.25 per diluted share, in the third quarter of 2006 compared with $194.9 million, or $1.82 per diluted share, in the third quarter of 2005.  Funds from operations (FFO) for the third quarter of 2006 was $47.8 million, or $0.44 per diluted share, compared with $30.7 million, or $0.29 per diluted share, in the third quarter of 2005.  A reconciliation of net income to FFO is presented in the attached table.  Net income available to common stockholders for the third quarter of 2005 includes a gain on sale of real estate of $1.75 per diluted share related to the Company’s sale of 69 community and neighborhood shopping centers to a joint venture for approximately $968 million (together with a series of related transactions that occurred simultaneously with the closing of the property transfer, the “Galileo Transactions”) during the third quarter of 2005.  In addition, net income available to common stockholders and FFO for the third quarter of 2005 include charges of $0.17 per diluted share related to the Galileo Transactions and the redemption of all $250.0 million of the Company’s previously outstanding 5.875 percent senior unsecured notes that were due June 15, 2007.

Financial results for the nine months ended September 30, 2005 include the gain on sale of real estate of $1.75 per diluted share and charges of $0.17 per diluted share as described above.  Total rental revenues for the nine months ended September 30, 2006 were $338.1 million as compared with $366.4 million in the first nine months of 2005.  Net income available to common stockholders was $90.5 million, or $0.83 per diluted share, in the first nine months of 2006, compared with $263.9 million, or $2.48 per diluted share, in the first nine months of 2005.  FFO for the first nine months of 2006 was $152.5 million, or $1.40 per diluted share, compared with $143.1 million, or $1.34 per diluted share, in the first nine months of 2005.

Portfolio Review

At the end of the third quarter, the gross leasable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including its pro rata share of unconsolidated joint venture properties, was approximately 93.3 percent leased.  The GLA for the Company’s total community and neighborhood shopping center portfolio, which includes redevelopment properties and the Company’s pro rata share of unconsolidated joint venture properties, was approximately 90.9 percent leased as of September 30, 2006.

During the third quarter, 158 new leases, aggregating approximately 667,000 square feet, were signed at an average annual base rent (ABR) of $12.13 per square foot and 247 renewal leases, aggregating approximately 1.2 million square feet, were signed at an average ABR of $9.38 per square foot.  The average increase in ABR on a cash-basis was 14.5 percent for new leases signed on comparable space and 7.9 percent for renewal leases. On a GAAP-basis, the average increase in ABR was 23.4 percent for new leases signed on comparable space and 12.8 percent for renewal leases. During the first nine months of 2006, the Company executed a total of 1,230 new and renewal leases aggregating approximately 6.5 million square feet, including 450 new leases, aggregating approximately 2.3 million square feet, which were signed at an average ABR of $11.02 per square foot and 780 renewal leases, aggregating approximately 4.2 million square feet, which were signed at an average ABR of $9.61 per square foot.  The average increase in ABR on a cash-basis was 14.4 percent for new leases signed on comparable space and 8.5 percent for renewal leases.

During the third quarter, the Company completed five redevelopment projects (including two Company outparcel development projects and one joint venture redevelopment project) and added seven projects to its redevelopment pipeline (including three Company outparcel development projects and two joint venture redevelopment projects).  At September 30, 2006, the redevelopment pipeline was comprised of 46 redevelopment projects (including six Company outparcel development projects and an aggregate of nine joint venture redevelopment and outparcel development projects), the aggregate cost of which (including costs incurred in prior years on these projects) is expected to be approximately $320.5 million.

Acquisitions and Dispositions

During the third quarter of 2006, the Company acquired two shopping centers and a land parcel totaling approximately 316,000 square feet of GLA and 40 acres for an aggregate purchase price of approximately $64.4 million.  During the first nine months of 2006, the Company acquired, including through co-investments with its joint venture partners, an aggregate of 13 shopping centers; three buildings adjacent to shopping centers owned by the Company or a joint venture; and two land parcels for an aggregate of approximately $280.6 million.  The acquisitions totaled approximately 2.8 million square feet of GLA and approximately 58 acres.  Acquisitions completed during the third quarter are summarized below:

•                  On September 21, 2006, the Company acquired Shoppes at Hickory Hollow, a 144,469 square foot shopping center located in Antioch, Tennessee (a suburb of Nashville) and anchored by Kroger, for approximately $15.5 million, including approximately $10.8 million of assumed mortgage indebtedness.

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•                  On September 22, 2006, the Company acquired The Quentin Collection, a 171,179 square foot shopping center located in Kildeer, Illinois and anchored by Best Buy, Fresh Market, PetSmart and Stein Mart, for approximately $38.2 million.

•                  On September 29, 2006, the Company acquired a 40-acre land parcel (the Shoppes at Cinnaminson) located in Cinnaminson, New Jersey for approximately $10.7 million.  The Company expects to develop an approximately 330,000 square foot community shopping center on the land, which was formerly the site of Cinnaminson Mall, a functionally obsolete enclosed mall.

During the third quarter of 2006, the Company generated an aggregate of approximately $22.2 million of proceeds through the sale of six shopping centers.  Properties sold during the quarter include: Friendswood Square, a 77,587 square foot shopping center located in Friendswood, Texas; Southgate Plaza, a 59,816 square foot shopping center located in Albany, Georgia; North Leg Plaza, a 118,580 square foot shopping center located in Augusta, Georgia; Southgate Plaza, a 39,262 square foot shopping center located in Cordele, Georgia; Westgate, a 16,307 square foot shopping center located in Tifton, Georgia; and South Park, a 55,583 square foot shopping center located in Aiken, South Carolina.  During the first nine months of 2006, the Company generated an aggregate of approximately $51.1 million of proceeds through the culling of non-core and non-strategic properties and the disposition of one property and one land parcel held through joint ventures.

Balance Sheet Position

On August 25, 2006, the Company amended and restated its existing $350 million unsecured revolving credit facility (the Amended Revolver) and added an accordion feature to the Amended Revolver that allows the Company, subject to certain conditions, to increase the amount that can be borrowed under the Amended Revolver to $500 million.  The Amended Revolver bears interest at LIBOR plus 55 basis points (based on the Company’s current credit ratings) and incurs an annual facility fee of 15 basis points, resulting in an aggregate 15 basis point reduction in the effective interest rate of the Amended Revolver.  The Amended Revolver is scheduled to mature on August 25, 2010, with a one-year extension option.  On August 25, 2006, the Company also amended and restated its existing $150 million secured term loan (the Amended Term Loan).  The Amended Term Loan bears interest at LIBOR plus 55 basis points (based on the Company’s current credit ratings), which represents a 30 basis point reduction in the effective interest rate of the Amended Term Loan, and is scheduled to mature on August 25, 2010.
On September 19, 2006, the Company completed an offering of $200 million aggregate principal amount of 3.70 percent convertible senior notes due 2026.  At certain dates and upon the occurrence of certain events, the notes are convertible into cash up to their principal amount and, with respect to the remainder, if any, of the conversion value in excess of such principal amount, cash or shares of the Company’s common stock.  The initial conversion rate will be 30.5506 shares per $1,000 principal amount of notes (which is equivalent to an initial conversion price of $32.73 per share).  On or after September, 20, 2011, the Company may redeem all or a portion of the notes at a redemption price equal to the principal amount of the notes plus any accrued interest.  In addition, on September 20, 2011, September 15, 2016, and September 15, 2021, or upon the occurrence of certain change in control transactions prior to September 20, 2011, note holders may require the Company to repurchase all or a portion of the notes at a purchase price equal to the principal amount plus any accrued and unpaid interest on the notes.  Net proceeds from the offering were used to repurchase approximately $50 million of the Company’s common stock at a price of $26.83 per share and for general corporate purposes, including the repayment of outstanding borrowings under the Amended Revolver.
As of September 30, 2006, the Company had total book assets of approximately $3.5 billion and a total debt / undepreciated book value ratio of 45.8 percent.  The Company’s debt for the three months ended September 30, 2006 had an overall weighted average current interest rate of 5.9 percent and a weighted average maturity of 6.4 years.  Approximately 87 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swaps.

2007 Earnings Guidance

Given the current economic outlook and management’s expectations with respect to its portfolio performance and capital recycling program, the Company anticipates 2007 EPS and FFO per share, both on a diluted basis, to be in the range of $1.05 to $1.12 and $1.93 to $2.00, respectively. The Company’s guidance for 2007 EPS and FFO is reconciled below:

2007
EPS - Diluted	$1.05 - $1.12
Add: Depreciation and amortization	0.88
FFO per Share - Diluted	$1.93 - $2.00

See footnote 6 in the attached table for an explanation of the usefulness of FFO.

Due to the uncertain nature of property dispositions and impairments, the Company has assumed no impairments of real estate for 2007 in its guidance.  Any impairment of real estate will negatively impact both net income and FFO, which impact may be material.

Dividend

For the fourth quarter of 2006, the Company’s Board of Directors declared a cash dividend of $0.3125 per common share (CUSIP #648053106).  On an annualized basis, this is the equivalent of $1.25 per share.  The dividend is payable on January 16, 2007 to common stockholders of record on January 5, 2007.  The Company’s shares go ex-dividend on January 3, 2007.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on January 5, 2007, payable on January 16, 2007. In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on January 5, 2007, payable on January 16, 2007.

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Management Comment

“Throughout 2006, we have focused on improving our balance sheet; refining our infrastructure, including best-in-class leasing, property management, construction, redevelopment and development teams; executing strong operating metrics; and creating value at both the portfolio and asset level.  In 2007, these same fundamentals will guide us,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, November 2, 2006 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-866-362-4831 (International: 1-617-597-5347) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #86926600.  A replay of the teleconference will be available through midnight ET on November 9, 2006 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #22055650.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan is one of the nation’s largest real estate companies, focusing on the ownership, management and development of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 477 properties, including 175 properties held through joint ventures, and total assets of approximately $3.5 billion.  The properties are strategically located across 39 states and include 461 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 68.1 million square feet of gross leasable area, and 16 related retail real estate assets, with approximately 694,000 square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national or local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget; governmental approvals, actions and initiatives; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which discuss these and other factors that could adversely affect the Company’s results.

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NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts and footnotes)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Rental Revenues:
Rental income	$83,149	$88,422	$256,184	$285,609
Percentage rents	1,119	890	4,500	4,936
Expense reimbursements	28,688	22,228	77,412	75,835
TOTAL RENTAL REVENUES	112,956	111,540	338,096	366,380
Rental Operating Expenses:
Operating costs	19,124	17,474	56,131	59,306
Real estate taxes	16,223	15,022	44,760	49,242
Provision for doubtful accounts	1,685	4,466	6,137	9,133
TOTAL RENTAL OPERATING EXPENSES	37,032	36,962	107,028	117,681

NET OPERATING INCOME (1)	75,924	74,578	231,068	248,699

Other Income:
Fee income (2)	4,036	3,228	11,485	6,153
Interest, dividend and other income	889	1,836	2,567	3,571
Equity in income of unconsolidated ventures (2)	1,103	755	3,769	1,885
TOTAL OTHER INCOME	6,028	5,819	17,821	11,609

Other Expenses:
Interest expense	23,480	39,554	69,155	95,063
Depreciation and amortization	22,707	22,025	67,966	71,523
General and administrative	6,713	9,779	21,051	18,970
TOTAL OTHER EXPENSES	52,900	71,358	158,172	185,556

Income before real estate sales, impairment of real estate and minority interest	29,052	9,039	90,717	74,752
Gain on sale of real estate (3)	—	186,942	—	186,942
Impairment of real estate	—	(859)	—	(859)
Minority interest in income of consolidated partnership and joint ventures	(210)	(4,359)	(561)	(5,775)
INCOME FROM CONTINUING OPERATIONS	28,842	190,763	90,156	255,060

Discontinued Operations:
Results of discontinued operations	106	2,303	2,136	5,693
Gain on sale of discontinued operations (4) (5)	4,234	2,979	14,373	14,676
Impairment of real estate held for sale	—	—	(305)	—
INCOME FROM DISCONTINUED OPERATIONS	4,340	5,282	16,204	20,369

NET INCOME	$33,182	$196,045	$106,360	$275,429

Preferred dividends	(5,494)	(5,475)	(16,467)	(16,413)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — BASIC	27,688	190,570	89,893	259,016
Minority interest in income of consolidated partnership	210	4,359	561	4,892
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — DILUTED	$27,898	$194,929	$90,454	$263,908

Net income per common share — basic	$0.26	$1.84	$0.86	$2.51
Net income per common share — diluted	0.25	1.82	0.83	2.48

Funds from operations: (6)
Net income available to common stockholders — diluted	$27,898	194,929	$90,454	$263,908
Deduct:
Minority interest in income of consolidated partnership, excluding gain allocation	(210)	(3)	(561)	(536)
Net income available to common stockholders — basic	27,688	194,926	89,893	263,372
Add:
Depreciation and amortization:
Continuing operations real estate assets	21,851	21,638	65,396	70,351
Discontinued operations real estate assets	3	634	290	2,475
Pro rata share of joint venture real estate assets	2,263	947	8,159	2,139
Deduct:
Gain on sale of real estate (7)	—	(186,942)	—	(186,942)
Gain on sale of discontinued operations (4) (7)	(4,234)	(451)	(11,689)	(8,794)
Pro rata share of joint venture gain on sale of real estate (7)	—	(40)	(78)	(40)
FUNDS FROM OPERATIONS — BASIC	47,571	30,712	151,971	142,561
Add:
Minority interest in income of consolidated partnership, excluding gain allocation	210	3	561	536
FUNDS FROM OPERATIONS — DILUTED	$47,781	30,715	$152,532	$143,097

Funds from operations per share — basic	$0.46	$0.30	$1.46	$1.38
Funds from operations per share — diluted	0.44	0.29	1.40	1.34

Funds from operations — diluted	$47,781	$30,715	$152,532	$143,097
Add:
Impairment of real estate	—	859	—	859
Impairment of real estate held for sale	—	—	305	—
FUNDS FROM OPERATIONS — DILUTED (prior calculation)	$47,781	$31,574	$152,837	$143,956

Funds from operations per share — diluted (prior calculation)	$0.44	$0.30	$1.40	$1.35

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NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts and footnotes)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Weighted average common shares outstanding — basic	104,506	103,460	104,419	103,157
ERP partnership units	2,907	2,369	2,918	2,258
Options and contingently issuable shares	1,779	865	1,520	981
Convertible debt	237	89	16	162
Restricted stock	19	52	26	65
Weighted average common shares outstanding — diluted	109,448	106,835	108,899	106,623

(1) Net operating income (“NOI”) is provided here as a supplemental measure of operating performance.  NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization and interest expense, and excludes NOI from properties classified as discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The Company believes that this presentation of NOI is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization and interest expense, which can make periodic and peer analyses of operating performance more difficult to compare.  NOI should not, however, be considered as an alternative to net income (calculated in accordance with generally accepted accounting principles (“GAAP”)) as an indicator of the Company’s financial performance.

(2) For the three and nine months ended September 30, 2006, the Company’s ownership interest in Fee income has been reclassified to Equity in income of unconsolidated ventures.

(3)  For the three and nine months ended September 30, 2005, represents the gain on sale of 69 community and neighborhood shopping centers in conjunction with the Galileo Transactions.

(4) For the nine months ended September 30, 2005, balance includes approximately $3.314 million, which represents the Company’s pro rata share of the gain on the sale of Rodney Village, a property previously owned by Benbrooke Ventures, a joint venture in which the Company previously had a 50 percent interest, and approximately $140,000 of final distributions from Benbrooke Ventures.

(5) For the three and nine months ended September 30, 2005, balance includes approximately $2.295 million, which represents the Company’s gain on the sale of its ownership interest in BPR West, L.P., a joint venture in which the Company previously held a 50 percent interest.

(6) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company presents FFO in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization on real estate assets, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historic operational performance and because it excludes other items included in the revised calculation of FFO such as impairments, which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(7) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended September 30, 2006 should be read in conjunction with the above information.

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